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                                                                     EXHIBIT 5.1


                       [VINSON & ELKINS L.L.P. LETTERHEAD]


                                 August 25, 2000


The Shaw Group Inc.
8545 United Plaza Boulevard
Baton Rouge, Louisiana 70809

Ladies and Gentlemen:

         We have acted as counsel for The Shaw Group Inc., a Louisiana corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") which may be fully and unconditionally guaranteed (the "Guarantees") by each of the Company's domestic subsidiaries (the "Subsidiary Guarantors"), (ii) shares of preferred stock, no par value, of the Company, in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of common stock, no par value, of the Company (the "Common Stock") and (iv) warrants (the "Warrants" and, together with the Debt Securities, the Guarantees, the Preferred Stock, the Depositary Shares and the Common Stock, the "Securities") for the purchase of Common Stock and (b) by certain selling stockholders (the "Selling Stockholders") of up to 2,231,773 shares of Common Stock (the "Secondary Shares"). The aggregate initial offering prices of the Securities to be offered and sold by the Company pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement"), to which this opinion is an exhibit, will not exceed $400,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities and the Secondary Shares will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus (each a "Prospectus Supplement") contained in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement, and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
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The Shaw Group Inc.
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August 25, 2000


(ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the Indentures relating to the Debt Securities (the "Indentures") and a warrant agreement ("Warrant Agreement") relating to the Warrants will each be duly authorized, executed and delivered by the parties thereto; (v) each Subsidiary Guarantor is duly incorporated under the laws of the State of its incorporation and is validly existing and in good standing under the laws of that State; (vi) each person signing the Indentures and a Warrant Agreement will have the legal capacity and authority to do so; (vii) at the time of any offering or sale of any shares of common stock and/or preferred stock, that the company shall have such number of shares of common stock and/or preferred stock, as set forth in such offering or sale, authorized or created and available for issuance; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (ix) any Securities issuable upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Depositary Shares being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

         (i) When (a) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities and the related Guarantees has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of Directors of the Company (or a committee thereof) and each of the Subsidiary Guarantors has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities and, if applicable, Guarantees, (c) the terms of such Debt Securities and, if applicable, Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or a Subsidiary Guarantor, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities (which may include the related Guarantees) have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities and, if applicable, Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (ii) When (a) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement
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The Shaw Group Inc.
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August 25, 2000


                  or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and
                  (b) the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

         With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted to U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

         In rendering the foregoing opinions, we have relied on the opinion of Kantrow, Spaht, Weaver and Blitzer (A Professional Law Corporation), a copy of which is being filed as Exhibit 5.2 to the Registration Statement.

         The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity of Securities." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.



                                                     /s/  Vinson & Elkins L.L.P.